Exhibit 1.1
3,220,000 Shares
SHARPS COMPLIANCE CORP.
Common Stock
(Par Value $.01 Per Share)
UNDERWRITING AGREEMENT
December 9, 2009
William Blair & Company, L.L.C.
          As Representative of the
          Several Underwriters
222 West Adams Street
Chicago, Illinois 60606
Ladies and Gentlemen:
          Sharps Compliance Corp. (the “Company”) a Delaware corporation, proposes, subject to the terms and conditions of this underwriting agreement (this “Agreement”), to issue and sell to the several underwriters named in Schedule I attached hereto (collectively, the “Underwriters”) for whom William Blair & Company, L.L.C. is acting as representative (the “Representative”), 500,000 shares of its authorized but unissued common stock, par value $.01 per share (“Common Stock”) and certain stockholders of the Company listed on Schedule II attached hereto (collectively, the “Selling Stockholders”) propose, subject to the terms and conditions of this Agreement, to sell an aggregate of 2,720,000 shares of the Company’s issued and outstanding Common Stock to the Underwriters. Collectively, such total of 3,220,000 shares of Common Stock proposed to be sold by the Company and the Selling Stockholders is hereinafter referred to as the “Firm Shares.” In addition, the Company and certain of the Selling Stockholders have granted to the Underwriters an option to purchase up to 77,146 additional shares of Common Stock and 405,854 additional shares of Common Stock, respectively (collectively, the “Option Shares”), as set forth on Schedule III. The Firm Shares and, to the extent such option is exercised, the Option Shares, are hereinafter collectively referred to as the “Shares.”
          As the Representative, you have advised the Company and the Selling Stockholders that (i) you are authorized to enter into this Agreement on behalf of the several Underwriters; and (ii) the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters.

          In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:
          1. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters as follows:
                    (a) A registration statement on Form S-3 (File No. 333-163073) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, including the amendments thereto, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act and the exhibits and schedules thereto and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at such time and the documents otherwise deemed to be a part thereof or included therein by the Rules and Regulations, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below. The Registration Statement has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the Rules and Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Rules and Regulations. Any information included in such prospectus that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of and included in the Registration Statement pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430A Information is herein called a “Preliminary Prospectus.” The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at the time of the execution of this Agreement and any Preliminary Prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). All references in this Agreement to financial statements, schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements, schedules and other information which are incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be (except for any financial statements, schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, any Preliminary Prospectus or the Prospectus to the extent modified or superseded by any financial statements, schedules or other information included in the Registration Statement, any Preliminary Prospectus or the Prospectus prior to the date hereof). All references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.
                    (b) As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date, as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule IV, all considered together (collectively, the “General Disclosure Package”); nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein. As used in this subsection and elsewhere in this Agreement:
          “Applicable Time” means 6:35 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.
          “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares [that is (i) required to be filed with the Commission by the Company, (ii) a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case] in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
          “General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as identified on Schedule V to this Agreement.
          “Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.
          “Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any Preliminary Prospectus or other prospectus deemed to be a part thereof.

                    (c) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares, or until any earlier date that the Company notified or notifies the Representative, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus.
                    (d) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 5(b) below. To the extent it is required to do so, the Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.
                    (e) (i) At the time of filing the Registration Statement and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.
                    (f) Each of the Registration Statement and any post-effective amendment thereto has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto have been issued, no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares has been issued, and no proceeding for those purposes or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement conforms, and any further amendments or supplements thereto will conform at the time they become effective, in all material respects to the requirements of the Act and the Rules and Regulations. The Prospectus, as of its date, conforms and will conform on the Closing Date and on the Option Closing Date in all material respects to the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not, and will not at the time they become effective and on the Closing Date and on the Option Closing Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Preliminary Prospectus when so filed complied in all material respects with the Rules and Regulations, and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Prospectus and any amendments and supplements thereto do not, and will not as of its date and on the Closing Date and on the Option Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein.
                    (g) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the subsidiaries of the Company listed in Exhibit 21.1 to Item 15 of the Company’s Annual Report on Form 10-K filed September 22, 2009 (collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification and where the failure to be so qualified would either (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole; or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.
                    (h) The documents incorporated by reference in the Prospectus, any Preliminary Prospectus or the Registration Statement, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, when read together with the other information in the General Disclosure Package, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, any Preliminary Prospectus or the Registration Statement, or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
                    (i) The outstanding shares of Common Stock of the Company, including those Shares to by sold be the Selling Stockholders pursuant to this Agreement, have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.
                    (j) This Agreement has been duly authorized, executed and delivered by the Company.
                    (k) The information set forth under the caption “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect of its capital stock.
                    (l) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and the Subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented.
                    (m) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods, subject, in the case of unaudited interim statements, to normal, year-end audit adjustments and the lack of footnotes. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein. The summary and selected consolidated financial and statistical data included in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and

Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.
                    (n) UHY LLP, who has certified the financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the rules and bylaws of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).
                    (o) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and each of the Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) or 15d-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, without limitation, internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting, nor any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
                    (p) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.
                    (q) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
                    (r) The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.
                    (s) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of the Subsidiaries would have a Material Adverse Effect, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.
                    (t) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such consolidated financial statements or described in the Registration Statement, the General Disclosure Package and the Prospectus or which are not material in amount. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus.
                    (u) The Company and the Subsidiaries have filed all material Federal, State, local and foreign tax returns which have been required to be filed (or have timely applied for an extension of the filing deadline) and have paid all taxes indicated by such returns (to the extent such returns have been filed) and all assessments received by them or any of them to the extent that such taxes have become due and payable, other than those being contested in good faith. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.
                    (v) Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, (i) in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents; or (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (ii), which violation or default would have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, or of the certificate of incorporation or by-laws of the Company or any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary, except where such breach, violation or default (other than a breach or violation of, or default under, the Company’s certificate of incorporation or bylaws) would not, individually or in the aggregate, have a Material Adverse Effect.
                    (w) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.
                    (x) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement, the issuance and sale of the Shares to the Underwriters by the Company pursuant to this Agreement and the consummation of the transactions herein contemplated has been obtained or made and is in full force and effect, except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws.
                    (y) The Company and the Subsidiaries each own or possess the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on their businesses as now conducted in all material respects; neither the Company nor any of the Subsidiaries has infringed, and none of the Company or the Subsidiaries have received notice of conflict with, any Intellectual Property of any other person or entity that if determined adversely to the Company or any Subsidiary would, individually or in the aggregate, have a Material Adverse Effect. The Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company.
                    (z) Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act.
                    (aa) Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, air, surface water, storm water, wastewater, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, medical wastes, pharmaceutical wastes, biologic or infectious materials, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations, approvals, orders and other concessions required (1) under any applicable Environmental Laws and (2) of and from all governmental agencies, in each case that are necessary to own or lease their properties and conduct their businesses as described in the Registration Statement, the General Disclosure Package and Prospectus, and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) the Company is not aware of any events or circumstances that would reasonably be expected to form the basis of an order, demand or claim for investigation, clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.
                    (bb) The Company and its Subsidiaries are in compliance with all laws, statutes, regulations, and other requirements applicable to its businesses and operations, except where such failures to be in compliance would not have a Material Adverse Effect.
                    (cc) The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses.
                    (dd) Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the General Disclosure Package and the Prospectus, will be an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.
                    (ee) To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement, the Prospectus or the General Disclosure Package.
                    (ff) The Shares have been listed for quotation on the Nasdaq Capital Market.

                    (gg) None of the information on (or hyperlinked from) the Company’s website at www.sharpsinc.com includes or constitutes a “free writing prospectus” as defined in Rule 405 under the Act and the Company does not maintain or support any website other than www.sharpsinc.com.
                    (hh) Except as set forth in the Credit Agreement dated March 16, 2009 by and between Sharps Compliance, Inc. of Texas, a Texas corporation, and JPMorgan Chase Bank, N.A., no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.
                    (ii) The Company is a “smaller reporting company” as such term is defined in Rule 12b-2 of the Exchange Act. The Company meets the eligibility requirements under General Instructions I.B.3 and I.B.6 of Form S-3 with respect to the offer and sale of the Shares.
          2. Representations and Warranties of the Selling Stockholders.
                    Each Selling Stockholder severally and not jointly represents and warrants to the Company and each of the Underwriters and agrees with the Underwriters as follows:
                    (a) Such Selling Stockholder has, and on the Closing Date or the Option Closing Date (as defined below), as the case may be, will have, good and valid title to the Shares proposed to be sold by such Selling Stockholder hereunder on such date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights; and upon delivery of and payment for such Shares hereunder, the Underwriters will acquire good and valid title thereto, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights.
                    (b) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might be reasonably expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
                    (c) Such Selling Stockholder has executed and delivered a Power of Attorney (“Power of Attorney”) among the Selling Stockholder and David P. Tusa (the “Agent”), naming the Agent as such Selling Stockholder’s agent and attorney-in-fact (and, by the execution by the Agent of this Agreement, such Agent hereby represents and warrants that he has been duly appointed as agent and attorney-in-fact by the Selling Stockholders pursuant to the Power of Attorney) for the purpose of entering into and carrying out this Agreement, and the Power of Attorney has been executed by such Selling Stockholder and a copy thereof has been delivered to you and is a valid and binding agreement of such Selling Stockholder.
                    (d) The execution and delivery of this Agreement, the Power of Attorney and the Custody Agreement (as hereinafter defined) and the sale and delivery of the Shares to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein and compliance by such Selling Stockholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties.
                    (e) The Shares to be sold by such Selling Stockholder pursuant to this Agreement are certificated securities in registered form or are held in a securities account or by or through a securities intermediary within the meaning of the Uniform Commercial Code as in effect in the State of New York.
                    (f) Such Selling Stockholder further represents, warrants and agrees that such Selling Stockholder has deposited in custody, under a Custody Agreement in the form attached hereto as Exhibit B (“Custody Agreement”) with David P. Tusa, as custodian (“Custodian”), certificates in negotiable form for the Shares to be sold hereunder by such Selling Stockholder, for the purpose of further delivery pursuant to this Agreement. Such Selling Stockholder agrees that the Shares to be sold by such Selling Stockholder on deposit with the Custodian are subject to the interests of the Company, the Underwriters and the other Selling Stockholders hereunder, that the arrangements made for such custody, and the appointment of the Agent pursuant to the Power of Attorney, are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder and under the Power of Attorney and the Custody Agreement shall not be terminated except as provided in this Agreement, the Power of Attorney or the Custody Agreement by any act of such Selling Stockholder, by operation of law, whether, by the death or incapacity of such Selling Stockholder or, in the case of a trust or estate, by the death of the trustee or trustees or the executor or executors or the termination of such trust or estate or by the occurrence of any other event. If any individual Selling Stockholder, trustee or executor should die or become incapacitated, or any such trust or estate should be terminated, or if any other event should occur before the delivery of the Shares hereunder, the certificates evidencing Shares then on deposit with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement and actions taken by the Agent pursuant to the Powers of Attorney shall be valid, in each case, as if such death, incapacity, termination or other event had not occurred, regardless of whether or not the Custodian shall have received notice thereof. The Agent has been authorized by such Selling Stockholder to execute and deliver this Agreement on behalf of such Selling Stockholder and the Custodian has been authorized to receive and acknowledge receipt of the proceeds of sale of the Shares to be sold by such Selling Stockholder against delivery thereof and otherwise act on behalf of such Selling Stockholder, including the delivery of any certificates to be delivered hereunder. The Custody Agreement has been executed by such Selling Stockholder and a copy thereof has been delivered to you and, assuming due authorization, execution and delivery by the other parties thereto, is a valid and binding agreement of such Selling Stockholder.

                    (g) Each Preliminary Prospectus, insofar as it has related to such Selling Stockholder and as of its date, has conformed in all material respects with the requirements of the Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and the Registration Statement at the time of effectiveness, and at all times subsequent thereto, up to the Closing Date or the Option Closing Date, as the case may be, (i) such parts of the Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto as relate to such Selling Stockholder, contained or will contain all statements that are required to be stated therein in accordance with the Act and in all material respects conformed or will in all material respects conform to the requirements of the Act; and (ii) neither the Registration Statement, the General Disclosure Package nor the Prospectus, nor any amendment or supplement thereto, as it relates to such Selling Stockholder, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence applies only to the extent that any such statement in or omissions from any such document is made in reliance upon and in conformity with the written information furnished to the Company by such Selling Stockholder specifically for use therein. The parties hereto agree that the information relating to such Selling Stockholder under the caption “Selling Stockholders” and the footnotes thereunder is the only information made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder for use in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package and the Prospectus (the “Selling Stockholder Information”).
                    (i) Such Selling Stockholder is not prompted to sell the Shares to be sold by such Selling Stockholder hereunder by any information concerning the Company or the Subsidiaries which is not set forth in the Registration Statement, General Disclosure Package or the Prospectus.
                    (h) Such Selling Stockholder agrees with the Company and the Underwriters pursuant to a Lock-Up Agreement substantially in the form attached hereto as Exhibit A (the Lock-Up Agreement”), not to sell, contract to sell or otherwise dispose of any Common Stock for a period of 180 days after this Agreement becomes effective without the prior written consent of the Representative (except as otherwise provided in the Lock-Up Agreement) and such executed Lock-Up Agreement has been delivered to the Underwriters.
                    (i) In order to document the Underwriter’s compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, such the Selling Stockholder agrees to deliver to you prior to or on the Closing Date, a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form of statement specified by Treasury Department regulations in lieu thereof).
                    (j) Neither such Selling Stockholder nor any of his affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (rr) of the By-laws of FINRA), any member firm of FINRA.

          3. Purchase, Sale and Delivery of the Firm Shares.
                    (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company and the Selling Stockholders, severally but not jointly, agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $9.165 per share, 500,000 Firm Shares from the Company and the respective number of Firm Shares set forth opposite the name of each Selling Stockholder on Schedule II. The Underwriters shall purchase the respective number of Firm Shares from the Company and the Selling Stockholders set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.
                    (b) Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds to the accounts specified by the Company and each Selling Stockholder against delivery of certificates therefor by the Company and the Custodian to the Representative for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company (“DTC”), in New York, New York, at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means a day on which the Nasdaq Capital Market is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.)
                    (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and certain of the Selling Stockholders, severally but not jointly, hereby grant an option to the several Underwriters to purchase the Option Shares in the amounts set forth on Schedule III at the price per share as set forth in the first paragraph of this Section 3, and such Option Shares shall be sold by the Company and certain Selling Stockholders to the Underwriters in the amounts set forth on Schedule III. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date; and (ii) at any time, from time to time thereafter within 30 days after the date of this Agreement, by you, as Representative of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered and payment is to be made. The time and date at which certificates for Option Shares are to be delivered and payment is to be made shall be determined by the Representative (such time and date being herein referred to as the “Option Closing Date”) but may not be earlier than the Closing Date nor later than five full business days after written notice of election to purchase Option Shares is given. If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representative of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for and delivery of the Option Shares shall be made on the Option Closing Date in Federal (same day funds) through the facilities of DTC in New York, New York.
                    (d) Certificates for the Firm Shares and the Option Shares, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Date or the Option Closing Date, as the case may be. The certificates for the Firm Shares and the Option Shares, if any, will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Date or the Option Closing Date, as the case may be.
          4. Offering by the Underwriters. It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representative deems it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms.
          5. Covenants of the Company. The Company covenants and agrees with the several Underwriters that:
                    (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act; and (ii) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.
                    (b) The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representative approves its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided, that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule IV hereto; (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus; (iii) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping; and (iv) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder. Each Underwriter represents and agrees that it has not made and, without the prior consent of the Company and the Representative, it will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus other than the Issuer Free Writing Prospectus set forth on Schedule IV. The Company will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.
                    (c) The Company will advise the Representative promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective; (ii) of receipt of any comments from the Commission; (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act. The Company will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.
                    (d) The Company will cooperate with the Representative in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided, that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent or to subject itself to taxation in any jurisdiction in which it would not otherwise be subject. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Shares.
                    (e) The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Issuer Free Writing Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representative may reasonably request.
                    (f) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.
                    (g) If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.
                    (h) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Act.
                    (i) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement, the General Disclosure Package and the Prospectus.
                    (j) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 180 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representative, except (i) the Company’s sale of the Shares as contemplated hereunder, (ii) issuances of shares of Common Stock upon conversion of existing convertible securities and exercise by employees of existing stock options and warrants disclosed as outstanding in the Disclosure Package, and (iii) the grant by the Company pursuant to the Company’s 1993 Stock Plan of stock options and shares of restricted stock that are not exercisable or vested, as the case may be, during the Lock-Up Period. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period following the last day of the 180-day restricted period, then in each case the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representative waives, in writing, such extension.
                    (k) The Company will use its best efforts, subject to official notice of issuance, to effect and maintain the listing of the Shares on the Nasdaq Capital Market.
                    (l) The Company has caused each director and executive officer of the Company and each Selling Stockholder to furnish to you, on or prior to the date of this Agreement, an executed Lock-Up Agreement.
                    (m) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Registration Statement, General Disclosure Package and the Prospectus.
                    (n) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.
                    (o) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.
                    (p) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.
          6. Costs and Expenses.
                    The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Company; (ii) the fees and disbursements of counsel for the Company; (iii) any roadshow expenses; (iv) the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement and any supplements or amendments thereto; (v) the filing fees of the Commission; (vi) the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Shares; (vii) the listing fee of the Nasdaq Capital Market; (viii) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation in Section 1(b); and (ix) the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. Any transfer taxes, stamp duties or other taxes or duties imposed on the sale of the Shares to the several Underwriters will be paid by the Company. The Company shall not, however, be required to pay for any of the Underwriter’s expenses (other than those related to qualification under FINRA regulations and State securities or Blue Sky laws), except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Sections 11(a)(i) or 11(a)(vii) hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder.
                    Each Selling Stockholder will pay all costs, expenses and fees incident to the performance of such Selling Stockholder’s obligations hereunder which are not specifically provided for in this Section 6, including (i) any fees and expenses of counsel for such Selling Stockholder; (ii) such Selling Stockholder’s pro rata share of the fees and expenses of the Agent and Custodian; and (iii) all expenses, stamp duties, transfer taxes and other taxes, and duties incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of such costs and expenses.
          7. Conditions of Obligations of the Underwriters.
                    The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Stockholders contained herein, and to the performance by the Company and the Selling Stockholders of their covenants and obligations hereunder and to the following additional conditions:
                    (a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.
                    (b) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Fulbright & Jaworski L.L.P., counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters in the form attached hereto as Exhibit C.
                    (c) The Representative shall have received from McDermott Will & Emery LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing

Date, as the case may be, substantially to the effect specified in subparagraphs (iv) and (x) of Paragraph (b) of this Section 7, and that (i) the Firm Shares and Option Shares, if any, to be sold by the Company have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for, free and clear of any preemptive rights under the DGCL (as defined below) or the Company’s charter or bylaws, (ii) this Agreement has been duly authorized, delivered and executed by the Company, and (iii) the Company is a duly organized and validly existing corporation under the General Corporation Law of the State of Delaware and has the corporate power and corporate authority to execute and deliver this Agreement and the Firm Share and Option Shares, if any, to be issued and sold by the Company. In rendering such opinion, McDermott Will & Emery LLP may rely as to all matters governed other than by the laws of the States of New York and Illinois or Federal laws, or the General Corporation Law of the State of Delaware (the “DGCL”), on the opinion of counsel referred to in Paragraph (b) of this Section 7. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rules 430A, 430B or 430C under the Act) as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) the Prospectus, or any supplement thereto, as of its date and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements and schedules and other financial data therein). With respect to such statement, McDermott Will & Emery LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.
                    (d) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Fulbright & Jaworski L.L.P. dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters in the form attached hereto as Exhibit D.
                    (e) You shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of UHY LLP confirming that it is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as are ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
                    (f) The Representative shall have received on the Closing Date and, if applicable, the Option Closing Date, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:
                              (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;
                              (ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be, and confirming the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Date or Option Closing Date, as applicable;
                              (iii) All filings required to have been made pursuant to Rules 424, 430A, 430B or 430C under the Act have been made as and when required by such rules;
                              (iv) He has carefully examined the General Disclosure Package and any individual Limited Use Free Writing Prospectus and, in his opinion, as of the Applicable Time, the statements contained in the General Disclosure Package and any individual Limited Use Free Writing Prospectus did not contain any untrue statement of a material fact, and such General Disclosure Package and any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
                              (v) He has carefully examined the Registration Statement and, in his opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;
                              (vi) He has carefully examined the Prospectus and, in his opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
                              (vii) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.
                    (g) Each of the Selling Stockholders shall have furnished or caused to be furnished to the Representative at the Closing Date and Option Closing Date, as the case may be, a certificate reasonably satisfactory to the Representative that the representations and warranties of such Selling Stockholder set forth in Section 2 are true and correct and confirming the performance by such Selling Stockholder of each of its obligations hereunder.
                    (h) The Company and the Selling Stockholders shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.
                    (i) The Firm Shares and Option Shares, if any, have been approved for listing on the Nasdaq Capital Market subject only to official notice of issuance.
                    (j) FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
                    (k) The Lock-up Agreements described in Section 2(h) have been executed and are in full force and effect.
                    The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to McDermott Will & Emery LLP, counsel for the Underwriters. If any of the conditions hereinabove provided for in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing or by facsimile at or prior to the Closing Date or the Option Closing Date, as the case may be. In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 6 and 8 hereof).
          8. Indemnification.
                    (a) The Company agrees:
                              (i) to indemnify and hold harmless each Underwriter, the directors and officers of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto; (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished by an Underwriter to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein; and
                              (ii) to reimburse each Underwriter, each Underwriters’ directors and officers, and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter, each Underwriters’ directors and officers, or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter, each Underwriters’ directors and officers, or such controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters, the directors and officers of the Underwriters or the controlling persons were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters, the directors and officers of the Underwriters or the controlling persons, as the case may be, will promptly return all sums that had been advanced pursuant hereto.
                    (b) Each Selling Stockholder, severally and not jointly, agrees:
                              (i) to indemnify and hold harmless each Underwriter, the Company, the directors and officers of each Underwriter or the Company and each person, if any, who controls any Underwriter or the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto; (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that each Selling Stockholder will be liable in each case, to the extent, but only to the extent that that such untrue statement or alleged untrue statement, or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished by such Selling Stockholder to the Company specifically for use therein, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the Selling Stockholder Information; and
                              (ii) to reimburse each Underwriter, the Company, each Underwriters’ and the Company’s directors and officers, and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter, the Company, such Underwriters’ or the Company’s directors and officers, or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter, the Company, such Underwriters’ and the Company’s directors and officers, or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters, the Company, each Underwriters’ or the Company’s directors and officers, or the controlling persons were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters, the Company, each Underwriters’ or the Company’s directors and officers, or the controlling persons, as the case may be, will promptly return all sums that had been advanced pursuant hereto.
The liability of each Selling Stockholder under the indemnity agreement contained in this Section 8(b) shall be limited to an amount equal to the proceeds (net of underwriting discounts and commissions but before deducting other expenses) received by such Selling Stockholder from the sale of the Shares sold by such Selling Stockholder hereunder.
                    (c) Each Underwriter severally and not jointly will indemnify and hold harmless each Selling Stockholder and the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which a Selling Stockholder, the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto; (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by a Selling Stockholder, the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished by such Underwriter to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein.
                    (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a), (b) or (c) shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (b) or (c). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel; (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties, unless the counsel for such indemnified parties determines (A) that there may be a conflict between the positions of the indemnified parties in conducting the defense of such action, suit, investigation, inquiry of proceeding; or (B) that an indemnified party may be unable to assert any claim or defense otherwise available to such indemnified party. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) or (b) and by the Company in the case of parties indemnified pursuant to Section 8(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request; and (B) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes (1) an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding; and (2) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
                    (e) To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying parties on the one hand, and the indemnified parties on the other, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying parties on the one hand and the indemnified parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The respective relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders, and the total underwriting discount received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus bear to the aggregate initial public offering price of the Shares set forth on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, such Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ obligations in this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint. The liability of each Selling Stockholder under the contribution agreement contained in this Section 8(e) shall be limited to an amount equal to the proceeds (net of underwriting discounts and commissions but before deducting other expenses) received by such Selling Stockholder from the sale of the Shares sold by such Selling Stockholder hereunder.
                    The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter; and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or equity.
                    (f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.
                    (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Selling Stockholders, the Company, its directors or officers or any persons controlling the Company; (ii) acceptance of any Shares and payment therefor hereunder; and (iii) any termination of this Agreement. A successor to any Selling Stockholder, Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.
          9. Default by Underwriters and Selling Stockholders.
                    (a) If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or a Selling Stockholder), you, as the Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company or the Selling Stockholders, as the case may be, such amounts as may be agreed upon and upon the terms set forth herein, the

Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase; or (b) if the aggregate number of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Agent, the Company or you as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or any Selling Stockholder except to the extent provided in Sections 6 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as the Representative, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
                    (b) If this Agreement shall be terminated pursuant to Section 11 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 6, 8, and 9 hereof and except, if for any reason, any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the defaulting Selling Stockholders will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 8 and 9 hereof.
                    (c) If on the Closing Date or the Option Closing Date, as the case may be, a Selling Stockholder shall fail to deliver the number of Firm Shares or Option Shares which such Selling Shareholder is required to deliver, then the Underwriters may, at option of the Representative, by notice from the Representative to the Company and the non-defaulting Selling Stockholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 8 and 9 shall remain in full force and effect or (ii) elect to purchase the Shares which the non-defaulting Selling Stockholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 9 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

          10. Notices.
                    All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to William Blair & Company, L.L.C., 222 West Adams Street, Suite 3000, Chicago, Illinois 60606, Attention: Britton W. Trukenbrod; with a copy to (which shall not constitute notice): William Blair & Company, L.L.C., 222 West Adams Street, Suite 3000, Chicago, Illinois 60606, Attention: Jeffrey Burtelow; if to the Company, the Selling Stockholders or the Agent, to Sharps Compliance Corp., 9220 Kirby Drive, Suite 500, Houston, Texas, 77054, Attention: David P. Tusa; with a copy to (which shall not constitute notice): Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas 77010, Attention: Gene G. Lewis.
          11. Termination.
                    This Agreement may be terminated by you by notice to the Company and the Agent at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred:
                    (a) (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, materially impair the investment quality of the Shares; (iii) any material change in economic or political conditions, if the effect of such change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or enforce contracts for the sale of the Shares; (iv) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Capital Market or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange; (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company; (vi) the declaration of a banking moratorium by United States or New York State authorities; (vii) the suspension of trading of the Company’s Common Stock by the Nasdaq Capital Market, the Commission or any other governmental authority; or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the securities markets in the United States; or
                    (b) as provided in Sections 7 and 9 of this Agreement.

          12. Successors.
                    This Agreement has been and is made solely for the benefit of the Underwriters, the Selling Stockholders and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.
          13. Information Provided by Underwriters.
                    The Company, the Selling Stockholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the information contained in paragraphs 3, 15, 16, and 17 in the section captioned “Underwriting” in the Prospectus.
          14. Miscellaneous.
                    The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement; (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers or controlling person thereof; or (c) delivery of and payment for the Shares under this Agreement.
                    The Company and the Selling Stockholders each acknowledge and agree that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other hand, and the Company and the Selling Stockholders are each capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as an independent contractor and is not the financial advisor, agent, fiduciary or any other position of higher trust of the Company or any of its affiliates, stockholders, creditors or employees, any Selling Stockholder or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company or any Selling Stockholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and/or the Selling Stockholders and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Selling Stockholders have each consulted their own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
                    The Company and the Selling Stockholders shall each consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or any Selling Stockholder with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or any Selling Stockholder. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company and each Selling Stockholder hereby waive and release, to the fullest extent permitted by law, any claims that the Company or any Selling Stockholder may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.
                    This Agreement may be executed in two or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
                    This Agreement shall be governed by, and construed in accordance with, the law of the State of Illinois. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company or the Selling Stockholders brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any court located in Chicago, Illinois, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.
                    The Underwriters, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its stockholders) and the Selling Stockholders, on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to the your engagement as underwriter or your role in connection herewith.
                    Any action by the Underwriters hereunder may be taken by the Representative, on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.
          15. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by William Blair & Company, L.L.C. on your behalf; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by the Agent.

[signature page follows]

          If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

Very truly yours,

SHARPS COMPLIANCE CORP.

By:	/s/ David P. Tusa

Name:	David P. Tusa

Title:	Executive Vice President, CFO & Business Development

SELLING STOCKHOLDERS

By:	/s/ David P. Tusa

Name:	David P. Tusa

Title:	Agent and Attorney In Fact

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.
As Representative of the several
Underwriters listed on Schedule I

WILLIAM BLAIR & COMPANY, L.L.C.

By:	/s/ W. Britton Truckenbrod
Name:	W. Britton Truckenbrod
Title:	Principal

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

SCHEDULE I
UNDERWRITERS

Number of Firm Shares
Underwriter	to be Purchased
William Blair & Company, L.L.C.	3,059,000
Barrington Research Associates, Inc.	161,000

Total	3,220,000
[Schedule I]

SCHEDULE II
SELLING STOCKHOLDERS

		Option
Participant	Shares	Shares
Burton J. Kunik	1,037,500	160,078
John W. Dalton	602,500	92,961
Parris H. Holmes	600,000	92,576
David P. Tusa	190,417	29,380
F. Gardner Parker	50,000	7,715
Philip C. Zerrillo	50,000	7,715
Claude A. Dance	100,000	15,429
Randy Grow	89,583	0
Total Selling Stockholder Shares	2,720,000	405,854
[Schedule II]

SCHEDULE III
OPTION SHARES

	Maximum Number of	Percentage of Total
	Option Shares	Number of Option
Underwriter	to be Sold	Shares
William Blair & Company, L.L.C.	458,850	95%
Barrington Research Associates, Inc.	24,150	5%

Total	483,000	100%
[Schedule III]

SCHEDULE IV PRICING TERMS None.
[Schedule IV]

SCHEDULE V GENERAL USE FREE WRITING PROSPECTUS See attached.
[Schedule V]

Filed Pursuant to Rule 433
Issuer Free Writing Prospectus dated December 8, 2009
Relating to Preliminary Prospectus dated December 1, 2009
Registration No. 333-163073
Sharps Compliance Corp.
     This free writing prospectus relates only to the securities of Sharps Compliance Corp. and should be read together with the preliminary prospectus dated December 1, 2009 related to this offering (the “Preliminary Prospectus”), included in Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-163073) relating to these securities. On December 7, 2009, we filed Amendment No. 3 to the Registration Statement, which may be accessed through the following link: http://www.sec.gov/Archives/edgar/data/898770/000095012309068930/h68598a3sv3za.htm. The following information is set forth in Amendment No. 3 and supplements and updates the information contained in the Preliminary Prospectus.
     Ramsay Gillman who was previously included as a selling stockholder is no longer participating in the public offering relating to the Preliminary Prospectus. Accordingly, the disclosure set forth in the Preliminary Prospectus under “Selling Stockholders” has been modified to read in substance as follows:
SELLING STOCKHOLDERS

We have included up to 3,125,854 shares owned by the selling stockholders in the registration statement of which this prospectus is a part. The footnotes to the table below and the information incorporated herein by reference describe the material relationships that each selling stockholder has had with us within the past three years.

The information is based on information provided to us by the selling stockholders and is as of December 7, 2009. The address for each selling stockholder is c/o Sharps Compliance Corp., 9220 Kirby Drive, Suite 500, Houston, Texas 77054.

					Number of
				Number of	Shares of
				Shares of	Common	Shares of Common Stock Beneficially Owned After the Offering
				Common	Stock Offered			Number			Percent
				Stock Offered	Assuming the	Number		Assuming the		Percent	Assuming the
	Shares of Common Stock			Assuming No	Exercise of the	Assuming No		Exercise of the		Assuming No	Exercise of the
	Beneficially Owned			Exercise of the	Overallotment	Exercise of the		Overallotment		Exercise of the	Overallotment
	Before the Offering			Overallotment	Option in	Overallotment		Option in		Overallotment	Option in
Name of Selling Stockholder	Number(1)		Percent(2)	Option(1)	Full(1)	Option(1)		Full(1)		Option(2)(3)	Full(2)(4)

John W. Dalton(5)	1,672,803	(10)	12.32%	602,500	695,461	1,070,303	(10)	977,342	(10)	7.42%	6.72%
Claude A. Dance(6)	116,666	(11)	*	100,000	115,429	16,666	(18)	1,237	(21)	*	*
John R. Grow(7)	295,833	(12)	2.18%	89,583	89,583	206,250	(12)	206,250	(12)	1.43%	1.42%
Parris H. Holmes, Jr.(5)	1,398,348	(13)	10.30%	600,000	692,576	798,348	(13)	705,772	(13)	5.54%	4.85%
Dr. Burton J. Kunik(5)(8)	2,613,355	(14)	18.90%	1,037,500	1,197,578	1,575,855	(14)	1,415,777	(14)	10.74%	9.57%
F. Gardner Parker(5)	185,157	(15)	1.35%	50,000	57,715	135,157	(19)	127,442	(22)	*	*
David P. Tusa(9)	436,400	(16)	3.13%	190,417	219,797	245,983	(20)	216,603	(23)	1.68%	1.47%
Philip C. Zerrillo(5)	403,000	(17)	2.96%	50,000	57,715	353,000	(17)	345,285	(17)	2.44%	2.37%

*	Indicates less than 1.0%

(1)	Unless otherwise noted each of the persons named in the table has sole voting and investment power with respect to the shares reported, subject to community property laws where applicable and the information contained in this table and these notes.

(2)	The percentages indicated are based on (i) 13,575,605 shares of Common Stock issued and outstanding on November 30, 2009 and (ii) outstanding stock options exercisable within 60 days thereof.

(3)	Assumes the issuance of 500,000 shares of common stock which may be offered by the Company pursuant to this prospectus. Assumes the exercise of options by selling stockholders in conjunction with the transactions contemplated hereby.

(4)	Assumes the issuance of 577,146 shares of common stock which may be offered by the Company pursuant to this prospectus. Assumes the exercise of options by selling stockholders in conjunction with the transactions contemplated hereby.

(5)	Selling Stockholder is a member of the Board of Directors of the Company.

(6)	Mr. Dance is Senior Vice President of Sales and Marketing of the Company.

(7)	Mr. Grow served as the Company’s President and Chief Operating Officer from October 27, 2008 through April 27, 2009. Mr. Grow also served as a member of the Board of Directors from September 2005 to October 2009.

(8)	Dr. Kunik is Chairman of the Board, Chief Executive Officer and President of the Company.

(9)	Mr. Tusa is Executive Vice President, Chief Financial Officer and Business Development.

(10)	Includes 14,938 shares of restricted stock, subject to vesting.

(11)	Includes 116,666 shares that Mr. Dance has the right to acquire within 60 days upon the exercise of stock options.

(12)	Includes 215,833 shares of restricted stock of which 206,250 shares are subject to the terms of the April 27, 2009 Separation Agreement which provides that 75,000 of the 206,250 shares cannot be sold prior to April 1, 2010 and 131,250 of the 206,250 shares cannot be sold prior to October 31, 2010.

(13)	Includes 27,000 shares of restricted stock, subject to vesting.

(14)	Includes 250,000 shares that Dr. Kunik has the right to acquire within 60 days upon the exercise of stock options.

(15)	Includes 107,407 shares that Mr. Parker has the right to acquire within 60 days upon exercise of stock options and 27,750 shares of restricted stock, subject to vesting. Mr. Parker has pledged 53,164 shares of Company common stock as collateral for a personal loan with a commercial bank.

(16)	Includes 383,900 shares that Mr. Tusa has the right to acquire within 60 days upon the exercise of stock options.

(17)	Includes 35,000 shares that Dr. Zerrillo has the right to acquire within 60 days upon the exercise of stock options and 33,000 shares of restricted stock, subject to vesting.

(18)	Includes 16,666 shares that Mr. Dance has the right to acquire within 60 days upon the exercise of stock options.
(19)	Includes 57,407 shares that Mr. Parker has the right to acquire within 60 days upon exercise of stock options and 27,750 shares of restricted stock, subject to vesting.

(20)	Includes 203,483 shares that Mr. Tusa has the right to acquire within 60 days upon the exercise of stock options.

(21)	Includes 1,237 shares that Mr. Dance has the right to acquire within 60 days upon the exercise of stock options.

(22)	Includes 49,692 shares that Mr. Parker has the right to acquire within 60 days upon exercise of stock options and 27,750 shares of restricted stock, subject to vesting.

(23)	Includes 174,103 shares that Mr. Tusa has the right to acquire within 60 days upon the exercise of stock options.
     WE HAVE FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS WE HAVE FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT US AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING WILLIAM BLAIR & COMPANY, L.L.C. TOLL-FREE AT 1-800-621-0687.
     ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW OR ELSEWHERE WITHIN THE EMAIL ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED, SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.